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                                                                   Exhibit 10.10


            NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER FEDERAL OR STATE SECURITIES LAWS, AND THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN. WITHOUT LIMITING THE FOREGOING, NEITHER THIS DEBENTURE NOR THE STOCK ISSUABLE HEREUNDER MAY BE TRANSFERRED FOR A PERIOD OF TWELVE (12) MONTHS AFTER THE DATE OF THIS DEBENTURE OR THE ISSUANCE OF STOCK HEREUNDER UNLESS PERMITTED BY THE TERMS OF THIS DEBENTURE AND APPLICABLE LAW.

                              iBIZ TECHNOLOGY CORP.

                   CONVERTIBLE DEBENTURE DUE JUNE 21, 2000

June 21, 1999                                                        US $120,000

            FOR VALUE RECEIVED, iBIZ Technology Corp., a Florida corporation (the "Company") promises to pay to the order of __________, an individual (the "Holder") on June 21, 2000 (the "Maturity Date"), the principal sum of One Hundred Twenty Thousand Dollars ($120,000), plus interest accruing from and after the date hereof, as hereinafter provided.

            1. PAYMENT AND INTEREST. The indebtedness outstanding under this Debenture shall bear interest of eight percent (8%) per annum. Unless the conversion rights provided under Section 5 are exercised pursuant to this Debenture, the principal and accrued interest shall be due on the Maturity Date. Payment is to be made at the office of the Holder as reflected in the records of the Company or at such other place as the Holder of this Debenture shall have notified the Company in writing. Nothing herein contained, nor any transaction relating thereto, shall be construed or so operate as to require the Company to pay interest at a greater rate than the maximum allowed by the applicable law relating to this Debenture. Should any interest or other charges, charged, paid or payable by the Company in connection with this Debenture, or any other compensation, payment or earning of interest, be in excess of the maximum allowed by the applicable law as aforesaid, then any and all such excess shall be, and the same hereby is, waived by the Holder, and any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Debenture.

            2. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, this Debenture shall be entitled to a claim in liquidation before participation by the holders of any debt subordinate hereto or of any capital stock of the


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Company. The amount of the claim in liquidation shall equal the amount to which the Holder of this Debenture would be entitled in the case of payment, whether or not this Debenture is eligible for payment at the time of liquidation. A liquidation, dissolution, or winding up of the Company, for purposes of this
Section 2, shall not include any consolidation, reorganization, or merger of the Company with or into any other association or corporation, or any acquisition of all or substantially all of the assets and liabilities of the Company by any other association or corporation, whether or not of a different form or subject to the laws or a different jurisdiction, provided the same are not in violation of any of the terms of this Debenture or the agreements contemplated therein.

            3. EVENTS OF DEFAULT; ACCELERATION. If any of the following conditions or events ("Events of Default") shall occur:

                  (a) if the Company shall default in the payment of any principal of this Debenture when the same becomes due and payable and such default is not remedied within sixty (60) days after written notice thereof; or

                  (b) if the Company shall default in the payment of any interest on this Debenture after the same becomes due and payable and such default is not remedied within sixty (60) days after written notice thereof then the Holder may at any time, at the option of the Holder, by written notice or notices given to the Company, declare this Debenture to be, and this Debenture shall thereupon become, forthwith due and payable and the Company forthwith will pay to the Holder the entire principal of and interest accrued on this Debenture.

            4. LEGAL TENDER. All payments of principal and interest hereunder shall be in coin or currency of the United States or America which on the respective dates of payment thereof constitutes legal tender for the payment of public and private debt.

            5. CONVERSION OF DEBENTURE.

                  (a) Conversion Following Registration. Upon the effectiveness of the Registration Statement described below in Section 9, this Debenture shall be automatically converted into 180,000 fully paid and nonassessable shares of common stock of the Company.

                  (b) Mechanics of Conversion. Upon conversion, all obligations of the Company to pay principal and interest hereunder shall be extinguished. Upon conversion, the Holder of this Debenture shall surrender the Debenture during regular business hours at the office of the Company. As promptly as practicable after the surrender of the Debenture as aforesaid, the Company shall deliver or cause to be delivered to the Holder a certificate or certificates for the number of fully paid and nonassessable shares of common stock issuable upon conversion of this Debenture. Such conversion shall be deemed to have been effected


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      immediately prior to the close of business on the effective date of the
      Registration Statement, subject to surrender of the Debenture, (the "Date Of Conversion"), and at such time the rights of the Holder shall cease and the Holder shall be deemed to have become the holder of record of the shares issuable hereunder.

                  (c) Adjustments. If the Company shall effect any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger or exchange of the company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, the Holder of this Debenture shall be entitled to receive upon the conversion of the Debenture, that type and number of securities to which a holder of the number of shares of common stock into which this Debenture is convertible immediately prior to such event would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment, as determined by the Board of Directors, shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Debenture, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Debenture. If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or pay a dividend in shares of common stock to the outstanding common stock, or combine the outstanding share of common stock into a smaller number of shares, the conversion rate for this Debenture in effect immediately prior to such subdivision, dividend or combination shall be adjusted proportionately simultaneously with such event.

            6. RESERVATION OF SHARES. The Company covenants and agrees that, during the period within which conversion rights represented by this Debenture may be exercised, the Company will at all times have authorized and reserved, solely for the purpose of such possible conversion, free from preemptive rights, out of its authorized but unissued shares, a sufficient number of shares of its common stock to provide for the exercise in full of the conversion rights represented by this Debenture. In accordance with and subject to applicable laws and regulations, the Company shall from time to time increase its number of authorized shares of common stock so as to maintain a number of such shares sufficient to permit the conversion of common stock if necessary to ensure such conversion.

            7. REGISTRATION AND TRANSFER OF THIS DEBENTURE. No right or interest in this Debenture may be transferred except to a successor by inheritance or intestate succession, and such successor shall, as a condition of succession, accept by written instrument reasonably acceptable to the Company each of the terms and conditions that govern this Debenture. Without limiting the foregoing, neither this Debenture nor the stock issuable hereunder may be transferred for a period of twelve (12) months after the date of this Debenture or the issuance of stock hereunder unless permitted by the terms of this Debenture and applicable law.


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            8. LOST DOCUMENTS. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Debenture or any Debentures exchanged for it, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Debenture, if mutilated, the Company will make and deliver in lieu of such Debenture a new Debenture of the same series and of like tenor and unpaid principal amount.

            9. REGISTRATION RIGHTS.

                  (a) The Company shall use reasonable best efforts to, within one (1) year from the date hereof, include the shares of common stock issuable upon conversion of this Debenture in a registration statement ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act, and have such Registration Statement declare effective no later than the first anniversary from the date hereof so that upon issuance the shares issuable hereunder will be freely tradeable, provided that the Holder shall furnish to the Company all appropriate information in connection therewith as the Company may reasonably request.

                  (b) The Company shall (i) bear the costs, expenses and fees incurred in connection with any such registration, excluding any broker fees, selling commissions and out of pocket costs and expenses of the Holder; (ii) supply prospectuses and other documents as the Holder may reasonably request; (iii) use its reasonable best efforts to register and qualify the shares issuable hereunder for sale in such states as the Holder designates; (iv) do any and all other acts and things that may be necessary or desirable to enable Holder to consummate the public sale or other disposition of the shares issuable hereunder; and (v) enter into cross-indemnification arrangements with the Holder with respect to matters arising from such Registration Statement and public offering.

            10. DEFINITIONS. The term Holder means the Holder and each subsequent holder of this Debenture; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Debenture, whether altering any provision hereof or otherwise, shall bind all subsequent holders of this Debenture.

            11. MISCELLANEOUS.

                  (a) Transfer of Warrants. No right or interest in this Debenture is transferable except as provided in Section 7. Upon automatic conversion, the shares issued upon cancellation of the Debenture will be fully tradeable.

                  (b) Notices. Any notice or communication to be given pursuant to this Debenture shall be in writing and shall be delivered in person or by certified mail, return receipt requested, in the United States mail, postage prepaid. Notices to the Company shall be addressed to the Company's principal office. Notices to the Holder shall be addressed to


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      the Holder's address as reflected in the records of the Company. Notices shall be effective upon delivery in person, or, if mailed, at midnight on the fifth business day after mailing.

                  (c) Issue Tax. The issuance of certificates for shares of common stock upon the exercise of this Debenture shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Debenture exercised.

                  (d) No Shareholder Rights. This Debenture shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

                  (e) Current Information. The Company shall cause copies of all financial statements and reports, proxy statements and other documents that are provided to its shareholders to be sent by first class mail, postage prepaid, on the date of mailing to such shareholders, to the Holder at the address reflected in the records of the Company.

                  (f) Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Arizona.

                  (g) Headings; Interpretation. The section headings used herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Debenture. When used in this Debenture, the term "including" shall mean "including, without limitation."

                  (h) Successors. The covenants, agreements and provisions of this Debenture shall bind the parties hereto and their respective successors and permitted assigns.

                  (i) Integrated Agreement; Modification. This Debenture is a complete statement of the agreement of the parties with respect to the subject matter hereof and may be modified only by written instrument executed by the parties.

            IN WITNESS WHEREOF, the Company has executed this Debenture as of the ____________ day of ____________, 1999.



ATTEST:                                   iBIZ TECHNOLOGY CORP.



By:________________________________     By:___________________________________
     _____________, Secretary              Ken Schilling, President



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